Exhibit 8.2

July 22, 2019

Ready Capital Corporation

1140 Avenue of the Americas, 7th Floor

New York, New York, 10036

Re:                             REIT Qualification of Ready Capital Corporation

Ladies and Gentlemen:

We have acted as special REIT tax counsel to Ready Capital Corporation, a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of 6.20% Senior Notes due 2026 pursuant to a Registration Statement on Form S-3 (File No. 333-219213) (including the prospectus included therein, the “Registration Statement”) filed on July 27, 2017 and the related preliminary prospectus supplement dated July 17, 2019 (together with any amendments thereto, the “Preliminary Prospectus Supplement,” and together with the Registration Statement, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and an underwriting agreement, dated July 18, 2019 (the “Underwriting Agreement”), by and among the Company, Waterfall Asset Management, LLC, a Delaware limited liability company (the “Manager”), Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”) and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein.  Pursuant to the Underwriting Agreement we have been requested to provide our opinion regarding the qualification of the Company as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise indicated, capitalized terms used in this opinion letter have the meanings given to them in the Prospectus.

In rendering the opinion expressed herein, we have examined and, with your permission, relied on the following items:

1.                                      the Articles of Amendment and Restatement of the Company;

2.                                      the bylaws of the Company;

3.                                      a Certificate of Representations (the “Certificate of Representations”) dated as of the date hereof, provided to us by the Company, the Operating Partnership, and the Manager, and a Certificate of Representations (the “ZAIS Certificate”) dated as of October 31, 2016, provided to us by ZAIS Financial Corp., ZAIS Financial Partners, L.P., and ZAIS REIT Management, LLC;

4.                                      the Registration Statement and the Prospectus; and

5.                                      such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, and (v) each of the Company and the Operating Partnership at all times has been and will continue to be organized and operated in accordance with the method of operation described in its organizational documents, the Registration Statement, the Prospectus, the Certificate of Representations, and the ZAIS Certificate.

For purposes of rendering the opinion stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations and the ZAIS Certificate, and that each representation contained in the Certificate of Representations and the ZAIS Certificate that is qualified as to the best of the knowledge or belief of the person making such representation is accurate and complete without regard to such qualification as to the best of such person’s knowledge or belief.  These representations generally relate to the organization and method of operation of the Company as a REIT and the Operating Partnership as a partnership under the Code.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statement and the Prospectus, we are of the opinion that, commencing with its taxable year ended on December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Registration Statement and the Prospectus and as set forth in the Certificate of Representations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

The opinion set forth in this letter is based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinion.  Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

The opinion set forth above represents our conclusions based upon the documents, facts, representations and assumptions referred to above.  Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinion referred to herein.  Moreover, the Company’s qualification as a REIT depends upon the ability of the Company to meet, for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership.  We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as a REIT under the Code.  In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend or excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter, the Certificate of Representations or the ZAIS Certificate, and we note that the Company will likely engage in transactions in connection with which we will not provide legal advice, and of which we may be unaware.

The opinion set forth in this letter is: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter, (ii) as of the date hereof, and (iii) rendered by us at the request of the Company. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statements and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP